Exhibit  2.2
AMENDMENT
TO
SECURITIES PURCHASE AGREEMENT
THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of October 7, 2013, is entered into by and between Molycorp, Inc., a Delaware corporation (the “Company”), and Molibdenos y Metales S.A., a company established under the laws of Chile (the “Purchaser”).

BACKGROUND
The Company and the Purchaser are parties to that certain Securities Purchase Agreement, dated as of January 31, 2012 (the “Securities Purchase Agreement”). The Company and the Purchaser desire to amend certain provisions of the Securities Purchase Agreement as provided in this Amendment.
AMENDMENT
NOW, THEREFORE, for value received and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby amend the Securities Purchase Agreement and agree, effective as of the date first written above, as follows:
1.    Defined Terms. Initially capitalized terms used but not defined in this Amendment have the meanings given to them in the Securities Purchase Agreement.
2.    Amendments.
(a)    Section 7.2(a) of the Securities Purchase Agreement (Post-Closing Standstill Agreement) is hereby amended and restated in its entirety to read as follows:
“(a)    The Purchaser will not, and will cause its Affiliates not to, directly or indirectly, acquire Beneficial Ownership of any shares of Common Stock or Common Stock Equivalents, in each case, now or hereafter outstanding (collectively, “Securities”), if the effect of such acquisition would be to increase the aggregate Beneficial Ownership of Securities of the Purchaser to greater than 27.5% of the total number of shares of Common Stock then outstanding (the “Percentage Limitation”), it being understood that, subject to satisfaction of all applicable requirements of Law, the Purchaser may acquire additional Securities to increase its Beneficial Ownership of Securities of the Purchaser up to the Percentage Limitation. In addition, the Purchaser will not, and will cause its Affiliates not to, make any public announcement with respect to, or submit any proposal for or with respect to (i) the acquisition of Beneficial Ownership of any Securities if the effect of such acquisition would be to cause the Beneficial Ownership of the Purchaser and its Affiliates to exceed the Percentage Limitation, or (ii) any extraordinary transaction or merger, consolidation, sale of substantial assets or business combination involving the Company or any of its Affiliates, whether or not any Persons other than stakeholders of the Purchaser are involved and whether or not such proposal might require the making of a public announcement by the Company.”
3.    Integration. Except as specifically amended by this Amendment, all provisions of the Securities Purchase Agreement shall remain in full force and effect and are in all respects hereby ratified and affirmed. The Securities Purchase Agreement, as amended by this Amendment, shall hereafter be read as a single, integrated document, incorporating the changes effected by this Amendment. From and after the date hereof, any and all references to the Securities Purchase Agreement shall mean references to that agreement, as amended by this Amendment.
4.    Governing Law. THIS AMENDMENT WILL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, USA, APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.
5.    Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Signatures delivered by facsimile or other electronic means will have the same force and effect as manual signatures delivered in person.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Securities Purchase Agreement as of the date first written above.

MOLYCORP, INC.

By: /s/ Constantine Karayannopouos
Constantine Karayannopoulos
President and Chief Executive Officer

MOLIBDENOS Y METALES S.A.

By: /s/ John Graell
John Graell
Chief Executive Officer

[Signature Page to Amendment to Securities Purchase Agreement]